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                                 EXHIBIT 10 (E)




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                               AMENDMENT No. 1 TO
                           UNION PLANTERS CORPORATION
                   DEFERRED COMPENSATION PLAN FOR EXECUTIVES

         WHEREAS, Union Planters Corporation (the "Company") maintains the Union Planters Corporation Deferred Compensation Plan for Executives (the "Plan"); and

         WHEREAS, the Board of Directors of the Company has approved an amendment to the Plan (i) to change the definition of "Change of Control" to be consistent with the definition assigned such term in certain Company benefit plans and agreements, (ii) to amend the excise tax provision of Section 10.14 to provide for a gross-up of income taxes on the excise tax gross-up payment, and (iii) to eliminate a conflict between Section 10.14 and 10.15;

         NOW, THEREFORE, the Plan be and hereby is amended as set forth herein; provided that, to the extent that such amendments directly or indirectly affect the benefits payable under the Plan, such amendments shall be effective with respect to any Participant only upon his or her acknowledgment (or the written acknowledgment by the Beneficiary of a deceased Participant) of this Amendment.

         1. Definition of "Change of Control". Section 1.4 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

         1.4. "Change of Control" shall mean the occurrence of any of the following events:

                  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 25% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Company, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (z) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 1.4; or

                  (ii) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors





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         then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination,

                           (A) all or substantially all of the individuals and
                  entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and

                           (B) no Person (excluding any corporation resulting
                  from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and

                           (C) at least a majority of the members of the board
                  of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

         2. Excise Tax Provision. Section 10.14 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

         10.14. Payment of Taxes. Anything in the Plan to the contrary notwithstanding, in the event it shall be determined that any payment of benefits under this Plan (the "Plan Payment") would be subject to the excise tax imposed by Section 4999 of the Code, or



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         any interest or penalties are incurred by the Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Participant shall be entitled to receive an additional payment (an "Excise Tax Gross-Up Payment") in an amount such that after payment by the Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Excise Tax Gross-Up Payment, Participant retains an amount of the Excise Tax Gross-Up Payment equal to the Excise Tax imposed upon the Plan
         Payment. The Excise Tax Gross-Up Payment will be made within two (2) months following the Participant's termination of employment, once a good faith determination has been made by either the Company or the Participant that the Plan Payment is subject to the excise tax imposed by Section 4999 of the Code.

         4. Amendment to Section 10.15. Section 10.15 of the Plan is hereby amended by adding the following clause to the beginning of the second sentence thereof: "Except as provided in Section 10.14,".

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         The terms of the Plan not hereby amended shall be and remain in full force and effect and are not affected by this Amendment.

NOW, THEREFORE, this Amendment No. 1 is effective April __, 1997.

                           UNION PLANTERS CORPORATION


                           By:
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ACKNOWLEDGED AND AGREED TO by Participant as indicated below:


                           -----------------------------
                           Participant


                           -----------------------------
                           Date




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